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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent publc accountants, we hereby consent to the inclusion in this registration statement of our report dated March 11, 1994 appearing on page F-2 of the Form S-1 registration statement for the two years ended February 28, 1994 and to all references to our Firm included in this registration.

                                          ARTHUR ANDERSEN & CO.

Orange County, California
June 2, 1994